Exhibit 5.1

LAW OFFICES

ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
12TH FLOOR
734 15TH STREET, N.W.
WASHINGTON, D.C. 20005

TELEPHONE: (202) 347-0300
FACSIMILE: (202) 347-2172
WWW.EMTH.COM

April 27, 2007

VIA EDGAR

Board of Directors
Quaint Oak Bancorp, Inc.
607 Lakeside Drive
Southampton, Pennsylvania 18966

Gentlemen:

        We have acted as special counsel to Quaint Oak Bancorp, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form SB-2 (the “Registration Statement”), relating to the issuance of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), in connection with the conversion of Quaint Oak Savings Bank, Southampton, Pennsylvania (the “Bank”) from mutual to stock form and the reorganization of the Bank as a subsidiary of the Company (the “Conversion”).

        In this regard, we have examined the Articles of Incorporation and Bylaws of the Company, resolutions of the Boards of Directors of the Company and the Bank, the Plan of Conversion, and such other documents and matters of law as we deemed appropriate for the purposes of this opinion. This opinion is limited to Pennsylvania laws and regulations which are in effect on the date hereof.

        Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock, when issued in accordance with the terms of the Plan of Conversion, and upon the receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable.

Board of Directors
Quaint Oak Bancorp, Inc.
April 27, 2007

        We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement and to the references to this firm under the headings “The Conversion and Offering – Tax Aspects” and “Legal and Tax Matters” in the Prospectus contained in the Registration Statement.

Very truly yours,

ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

By:	/s/ Eric M. Marion
Eric M. Marion, a Partner